EXHIBIT 10.17

ALZA Corporation
Executive Deferral Plan
2000 Amendment 1

     ALZA Corporation, a Delaware corporation (the "Company"), pursuant to the power granted to it by Section 10.2 of each of the 1987, 1988, 1989, 1990, 1991 and 1992 Benefit Units of the
Executive Deferral Plan, as amended (each referred to as a "Benefit Unit"), hereby amends each Benefit Unit, as follows, effective as of February 8, 2000.


1. For the 1987 and 1988 Benefit Units, Section 1.17 is amended in its entirety to read as follows:

     ""Retirement" and "Retire" shall mean termination of employment or severance of directorship with the Company (i) on or after the attainment of age sixty-two
     (62), (ii) at a time when Years of Service are equal to or greater than 20, (iii) at a time when the sum of age at last birthday plus Years of Service equal 62 or more ("Rule of 62") or (iv) within two years after a Change in Control, provided the Participant was an employee or director at the time of the Change in Control." If a Participant is both an employee and a Director, Retirement shall not occur until he or she retires as both an employee and a Director.

2.   For each of the 1989, 1990, 1991 and 1992 Benefit Units,
     Section 1.18, as amended, is further amended in its entirety to read as follows:

     ""Retirement" and "Retire" shall mean termination of employment or severance of directorship with the Company (i) on or after the attainment of age sixty-two
     (62), (ii) at a time when Years of Service are equal to or greater than 20, (iii) at a time when the sum of age at last birthday plus Years of Service equal 62 or more ("Rule of 62") or (iv) within two years after a Change in Control, provided the Participant was an employee or director at the time of the Change in Control." If a Participant is both an employee and a Director, Retirement shall not occur until he or she retires as both an employee and a Director.

3.   For each of the 1987, 1988, 1989, 1990, 1991 and 1992
     Benefit Units, Section 10.1 is amended in its entirety to read as follows:

     "Plan Termination. The Company reserves the right to terminate the Plan at any time, subject to the payout of benefits as set forth below. Upon termination of the Plan, the Participants' then existing EDP Accounts, including the Secondary Account Balance and all interest earned through the date of such termination, shall be paid out as if each Participant Retired on the date of termination based on the most recent payout election made by the Participant in accordance with Article 5 above. If the Plan is terminated prior to a Change in Control, the Company reserves the right, at its sole discretion and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or in annual installments for up to 15 years, with interest credited on the unpaid balance at the Preferred Distribution Rate. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination."

4.   For each of the 1987, 1988, 1989, 1990, 1991 and 1992
     Benefit Units, Section 10.2 is amended in its entirety to read as follows:

     "Amendment or Modification. The Company may, at any time, amend or modify the Plan in whole or in part; provided, however, that no amendment or modification shall have the effect of decreasing or restricting any EDP Account balance, calculated as if (a) the Participant experienced a Termination of Employment as of the effective date of the amendment or modification, or (b) if the Participant was eligible to Retire on the effective date of the amendment or modification, or if such amendment or modification is made after a Change in Control, calculated as if the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall have no effect on any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification."

5. Except as expressly provided herein, the provisions of each Benefit Unit will continue in their entirety as set forth immediately prior to the effective date of this amendment.

     The Company has caused this Amendment to be signed by its duly authorized officer as of the date written below.


                           ALZA Corporation, a Delaware Corporation


                              By: /s/ David R. Hoffmann

                              Its: Vice President, Treasurer

                              Date: February 8, 2000